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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related prospectus of The Coca-Cola Company filed May 1, 2001 for the registration of $1,500,000,000 of debt securities and warrants to purchase debt securities, and to the incorporation by reference therein of our reports dated January 26, 2001, with respect to the consolidated financial statements of The Coca-Cola Company incorporated by reference in its annual report on Form 10-K for the year ended December 31, 2000, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                                            ERNST & YOUNG LLP
Atlanta, Georgia
May 1, 2001